Victory Energy Announces First Quarter 2018 Financial Results

AUSTIN, TX--(May 15, 2018) -  Victory Energy Corporation (OTCQB:VYEY) ("Victory" or the “Company”), today announced operating results for the three months ended March 31, 2018.

First Quarter and Recent Highlights

•	During the three months ended March 31, 2018, the Company received $467,000 in debt financing proceeds from Visionary Private Equity Group I, LP (VPEG).

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On April 16, 2018, Victory provided a market update relating to the entry into (i) a supplementary agreement with Armacor Victory Ventures ("AVV"), (ii) a settlement and mutual release of the loan agreement with Visionary Private Equity Group I, LP ("VPEG"), and (iii) a new interim debt facility with VPEG intended to help accelerate the Company’s transition into the oilfield energy-tech industry.

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As part of these transactions, the Company is contemplating a private placement offering of up to $7 million, the net proceeds of which are expected to be utilized for targeted oilfield service company acquisitions, buildout of key infrastructure needs, including expansion of early-stage product manufacturing and distribution, order fulfillment, customer support, key executive team buildout and the launch of a branding effort to expand awareness of Victory's revolutionary amorphous alloy coatings products.

Kenny Hill, Victory’s Chief Executive Officer commented, “Over the past several months we have made important progress in our efforts to become a well-capitalized technology-enabled oilfield services business. As a result, our transition into Victory Oilfield Tech is well underway. Once our expected near-term additional capital raise is complete, we intend to begin to fully leverage our ownership of a worldwide, perpetual, royalty free, fully paid up and exclusive license and rights to all future Liquidmetal® Coatings oil and gas product innovations to create a meaningfully differentiated oilfield services business with little effective competition. The combination of friction reduction, torque reduction, reduced corrosion, wear and better data collection from the deployment of our RFID enclosures only represents our initial product line. We anticipate new innovative products will come to market as we continue to collaborate with drillers to solve their other down-hole needs.”

First Quarter 2018 Financial Review

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As a result of the divestiture and transfer of the Company’s 50% ownership in Aurora Energy Partners to Navitus Energy Group, which took place on August 21, 2017, the Company’s financials have been restated retroactively to present the Company’s previous oil and gas operations as discontinued.

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General and administrative expenses decreased $175,876, or 29%, to $427,387 for the three months ended March 31, 2018 from $603,263 for the three months ended March 31, 2017. The decrease was primarily due to lower stock-based compensation and consulting expense.

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Depreciation and amortization decreased $1,423, or 88%, to $193 for the three months ended March 31, 2018 from $1,616 for the three months ended March 31, 2017. Substantially driving the decrease was the full depreciation of the majority of the Company’s fixed assets.

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Interest expense decreased $31,042, or 35%, to $58,316 for the three months ended March 31, 2018 from $89,358 for the three months ended March 31, 2017. Contributing to the decrease was a lower overall carrying value of interest bearing debt.

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Loss from continuing operations decreased $208,341, or 30%, to $485,896 for the three months ended March 31, 2018 from a loss of $694,237 for the three months ended March 31, 2017. The decrease was primarily due to previously discussed lower general and administrative costs and interest expense.

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Income from discontinued operations increased $19,026, or 63%, to $49,086 for the three months ended March 31, 2018 from $30,060 for the three months ended March 31, 2017. The income from discontinued operations in both periods was due to the Company’s divestiture of its 50% interest in the Aurora partnership.

Investor and Media Contact:
Al Petrie Advisors
Wes Harris
281-740-1334
wes@alpetrie.com

Victory Energy Corporation:
Kenneth Hill - Chief Executive Officer
Phone: 512-347-7300
Kenny@vyey.com

Armacor Victory Ventures Investor and Media Contact:
Rachel Cui
Phone: 281-359-1283
Rachel.cui@liquidmetal-coatings.com

About Victory Energy Corporation

Victory Energy Corporation (OTCQB: VYEY), is a publicly held oilfield energy-tech products company focused on improving well performance and extending the lifespan of the industry’s most sophisticated and expensive equipment. America’s resurgence in oil and gas production is partially driven by new innovative technologies and processes. The Company exclusively license intellectual property related to amorphous metal alloys for use in the global oilfield services industry. Victory’s patented products utilize amorphous coatings designed to cost effectively reduce drill-string torque, friction, wear and corrosion, while not impacting the integrity of the base metal. Current products include solutions for drill-pipe, production tubing, and RFID enclosures, but will be expanded to meet the additional needs of exploration and production customers. Amorphous alloys are mechanically stronger, harder and more corrosion resistant than typical crystalline structure alloys found in the market today. This combination of characteristics creates opportunities for drillers to dramatically improve lateral drilling lengths, well completion time and total well costs.

About Armacor Victory Ventures, LLC

Armacor Victory Ventures, LLC is an affiliate of Liquidmetal Coatings and the grantor of the global exclusive license to Victory Energy for products and services in oilfield services. Liquidmetal Coatings Armacor® branded materials harness a revolutionary material technology based on amorphous metal technology discovered in conjunction with NASA. Considered one of their top discoveries, it has the potential to fundamentally change the paradigm in material science and the industries for which Liquidmetal Coatings makes products. They harness this technology to produce the world’s leading wear and corrosion solutions. The unique amorphous metal technology protects drill pipe, casings, and other critical assets to a degree that competitors have historically proven unable to match. This allows oil and gas producers, drillers and even applicators to maximize their asset management and field efficiencies.

Safe Harbor Statement

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the Company based on management's experience, perception of historical trends and technical analyses, current conditions, anticipated future developments and other factors believed to be appropriate and reasonable by management. When used in this press release, the words "will," "potential," "believe," "estimated," "intend," "expect," "may," "should," "anticipate," "could," "plan," "project," or their negatives, other similar expressions or the statements that include those words, are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Among these forward-looking statements are statements regarding our ability to raise additional capital and become a major player in the oilfield services business, as well as our ability to successfully utilize the technology licensed under the License to generate revenues and profits. Such forward-looking statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements, including but not limited to continued operating losses; our ability to continue as a going concern; the competitive nature of our industry; downturns in the oil and gas industry, including the oilfield services business; hazards inherent in the oil and natural gas industry; our ability to realize the anticipated benefits of acquisitions or divestitures; our ability to successfully integrate and manage businesses that we plan to acquire in the future; our ability to grow our oilfield services business; our dependence on key management personnel and technical experts; the impact of severe weather; our compliance with complex laws governing our business; our failure to comply with environmental laws and regulations; the impact of oilfield anti-indemnity provisions enacted by many states; delays in obtaining permits by our future customers or acquisition targets for their operations; our ability to obtain patents, licenses and other intellectual property rights covering our services and products; our ability to develop or acquire new products; our dependence on third parties; and, the results of pending litigation.

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